                                                                  CONFORMED COPY



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) April 16, 1997

                             WHIRLPOOL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     1-3932                  38-1490038
----------------------------      ----------------         -------------------
(State or other jurisdiction      (Commission File          (I.R.S. Employer
      of incorporation)               number)              Identification No.)



    2000 M63 North,  Benton Harbor, Michigan                    49022-2692
    ----------------------------------------------------------------------
    (Address of principal executive officers)                   (Zip Code)


                                (616)-923-5000
              --------------------------------------------------
              Registrant's telephone number, including area code


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Item 5.   Other Events
          ------------

     On April 16, 1997, the Company announced its first quarter 1997 earnings. Quarterly net earnings were $46 million, or 62 cents per share, compared with $38 million, or 50 cents per share, in the 1996 period. First-quarter revenues were down about 1 percent, to $2.04 billion, but were up slightly absent the effect of currency fluctuation.


Item 7    Financial Statements and Exhibits
          ---------------------------------

     Exhibit 1
     ---------

     Copy of a press release dated April 16, 1997 regarding the company's earnings for the first quarter 1997.



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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       WHIRLPOOL CORPORATION
                                       Registrant



Date: April 18, 1997                By:  /s/  Daniel F. Hopp
                                       ------------------------------
                                       Name:  Daniel F. Hopp
                                       Title: Vice President, General
                                              Counsel and Secretary